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North Valley Bancorp Reports Record Earnings for the Quarter Ending March 31,
2002

April 19, 2002 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a multi-bank holding company with $608 million in assets, today reported record results for the three months ending March 31, 2002. North Valley Bancorp ("the Company") is the parent company for North Valley Bank ("NVB") and Six Rivers Bank ("SRB").

         The Company reported net income for the quarter ended March 31, 2002 of $1,748,000 or $0.36 per diluted share compared to $1,469,000 or $0.25 per diluted share for the same period in 2001 and $1,907,000 or $0.40 per diluted share for the fourth quarter of 2001. The Company's core earnings, which represent net income after tax excluding merger and integration costs, were the same as the reported net income of $1,748,000, or $0.36 per diluted share for the quarter ended March 31, 2002 compared to core earnings of $1,714,000 or $0.29 per diluted share for the same period in 2001 and $1,689,000 or $0.35 per diluted share for the quarter ended December 31, 2001. In the first quarter of 2001, the Company recorded $358,000 ($245,000 after tax) in merger and integration charges from the October 2000 pooling transaction with Six Rivers Bank. During the fourth quarter of 2001, net non-core income of $306,000 ($217,000 after-tax) consisted (on a pre tax basis) of severance charges of $141,000 and nonrecurring gains of $447,000.

         The results for the first quarter of 2002 represent an increase in core earnings of $34,000 or 2.0% but an increase in diluted core earnings per share of $0.07 or 24.1% over the first quarter of 2001. This is a result of the reduction in the average number of diluted common shares outstanding as of the quarter ended March 31, 2002 compared to the quarter ended March 31, 2001. In June of 2001, the Company began the first of four common stock repurchase programs and through the quarter ended March 31, 2002 has repurchased 1,188,500 shares of NOVB common stock.

         Net interest income, which represents the Company's largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, increased $962,000 or 16.7% over the same period in 2001. Driving the interest revenue were increases in average outstanding loans of $34,180,000 or 9.4% and increases in average investments of $9,633,000 or 9.07%. Driving the interest expense was an increase in total average deposits of $49,716,000 or 10.7% over 2001 levels. Despite the significant reductions in short term interest rates in 2001, the Company's net interest margin expanded from 5.06% for the first quarter of 2001 to 5.20% in the first quarter of 2002.

         Non-interest income increased from $1,823,000 for the quarter ended March 31, 2001 to $2,270,000 for the same period in 2002. This represents an increase of $447,000 or 24.5%. The increase can be attributed to an increase in other income of $412,000 and an increase in service charges of $132,000. These increases were partially offset by a decrease in other fees and charges of $93,000. The increase in other income is due to an increase in earnings on cash surrender value of life insurance policies purchased in 2000 and 2001 to fund the Company's salary continuation plan. The increase in service charges of $132,000 was due to the continued success of the Company's "Positively Free Checking" program, a Company-wide deposit-gathering promotion that began in March of 2000 at NVB and in October of 2000 at SRB.

         Noninterest expenses, excluding merger and integration costs on a pre-tax basis of $358,000 in 2001, totaled $6,036,000 for the three months ended March 31, 2002 compared to $4,857,000 for the same period in 2001 which is an increase of $1,179,000 or 24.3%. This was primarily due to salary and benefits expense, which increased from $2,559,000 in 2001 to $3,189,000 in 2002, an increase of $630,000 or 24.6%. Of this increase, $268,000 was due to long-term salary continuation plan expense and was offset by the increase in earnings on the cash surrender value of life insurance policies mentioned above. The remaining increase was due to increased staffing levels and normal salary increases and an additional charge of $175,000 for compensation expenses related to director stock options granted at a price below fair market value.

         Nonperforming loans increased to $2,310,000, or 0.57% of total loans at March 31, 2002, compared to $1,715,000, or 0.43% of total loans at December 31, 2001. The increase in nonperforming loans was primarily due to the addition of four nonperforming single-family residential loans, which are in the process of collection. The allowance for loan losses at March 31, 2002 was $6,029,000 or 1.49% of total loans compared to $5,786,000 or 1.46% of total loans at December 31, 2001. The ratio of net charge-offs to average loans outstanding remained very low at 0.18% on an annualized basis at March 31, 2002 compared to 0.14% as of December 31, 2001. The allowance for loan and lease losses as a percentage of nonperforming loans remained strong at 261.00% compared to 337.38% as of December 31, 2001. "While we have seen a slight increase in nonperforming loan totals, we are confident of the temporary nature of this increase and that credit quality remains a strength for North Valley Bancorp. Our ratio of nonperforming loans to total loans of 0.57% and level of reserve coverage compares well to our peer group," stated Mike Cushman, President & CEO.

         "We are very pleased about our results for the first quarter of 2002. The margin expansion coupled with growth in non-interest income continues to drive our revenue growth. We will continue to look at our expense structure to become a more efficient organization. As we have previously discussed, converting our mainframe core processing system in the fourth quarter of 2002 is expected to provide us with the platform to achieve that efficiency. Our return on average equity of 15.90% for the first quarter of 2002 was a significant improvement over the same quarter of 2001 and is a direct result of our efforts toward effectively managing our capital base."

         North Valley Bancorp is a multi-bank holding company headquartered in Redding, California. North Valley Bank operates eleven commercial banking offices in Shasta and Trinity Counties in Northern California including two in-store supermarket branches and a Business Banking Center. Six Rivers Bank operates seven commercial banking offices in Humboldt, Del Norte, and Mendocino Counties. North Valley Bancorp, through its two subsidiary banks, offers a wide range of consumer and business banking products and services. In addition to depository services, North Valley Bank and Six Rivers Bank engage in a full complement of lending activities including consumer, commercial and real estate loans, with particular emphasis on short and medium term loans and installment loans through the Dealer Finance Division. NVB has SBA Preferred Lender status, and both Banks provide investment services to their customers through an affiliated relationship.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:
Michael J. Cushman                       or    Edward J. Czajka
President & Chief Executive Officer            Executive Vice President & Chief
(530) 226-2900    Fax: (530) 221-4877          Financial Officer

                       North Valley Bancorp and Subsidiaries
                               Statements of Income
             Dollars in thousands except per share amounts (unaudited)
                          For the quarter ended March 31,

                                                              2002         2001
                                                           ----------   ----------
INTEREST INCOME
  Loans and leases including fees                          $    7,800   $    8,203
Investment Securities
    Taxable                                                     1,187        1,196
    Non-taxable                                                   404          420
  Federal funds sold                                              100          111
                                                           ----------   ----------
Total interest income                                           9,491        9,930
INTEREST EXPENSE
Deposits                                                        2,302        4,073
Company obligated mandatorily redeemable cumulative
  trust preferred securities of subsidiary grantor trust          256
Other borrowings                                                  216          102
                                                           ----------   ----------
Total Interest Expense                                          2,774        4,175

NET INTEREST INCOME                                             6,717        5,755

PROVISION FOR LOAN AND LEASE LOSSES                               420          220
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN AND LEASE LOSSES                                     6,297        5,535

NONINTEREST INCOME:
  Service charges on deposit accounts                           1,513        1,381
  Other fees and charges                                          219          312
  Gain on sale of loans                                             0            4
  Other                                                           538          126
                                                           ----------   ----------
Total noninterest income                                        2,270        1,823

NONINTEREST EXPENSES
  Salaries and employee benefits                                3,189        2,559
  Occupancy expense                                               387          320
  Equipment expense                                               415          334
  Merger and integration expense                                    0          358
  Other                                                         2,045        1,644
                                                           ----------   ----------
Total noninterest expenses                                      6,036        5,215

INCOME BEFORE PROVISION FOR
INCOME TAXES                                                    2,531        2,143

PROVISION FOR INCOME TAXES                                        783          674

NET INCOME                                                      1,748        1,469

EARNINGS PER SHARE:
  Basic                                                    $     0.37   $     0.25
  Diluted                                                  $     0.36   $     0.25

Weighted Average Shares Outstanding
  Basic                                                     4,670,000    5,782,000
  Diluted                                                   4,810,000    5,879,000

                                          North Valley Bancorp and subsidiaries
                                                 (dollars in thousands)
                                                       (unaudited)

ASSETS                                                                         31-Mar-02  31-Dec-01  $ Change   % Change
                                                                               ---------  ---------  --------   --------

Cash and due from banks                                                        $ 25,202   $ 26,575   ($ 1,373)     -5.2%
Federal funds sold                                                               30,800     19,800     11,000      55.6%
Interest bearing deposits in other financial
institutions                                                                      2,297      2,289          8       0.3%

Securities:
  Available for sale, at fair value                                             107,035    111,626     (4,591)     -4.1%
  Held to maturity, at amortized cost                                             1,455      1,455         --       0.0%
  FHLB & FRB stock and other securities                                           2,433      2,213        220       9.9%
Loans and leases net of allowance
  for loan and lease losses and deferred loan fees                              398,411    391,022      7,389       1.9%
Premises and equipment, net of accumulated
  depreciation and amortization                                                  10,147     10,294       (147)     -1.4%
Other real estate owned                                                             231        287        (56)    -19.5%
Core deposit and other intangibles, net                                           3,132      3,252       (120)     -3.7%
Accrued interest receivable & other assets                                       26,625     26,160        465       1.8%
                                                                               --------   --------   --------   --------
TOTAL ASSETS                                                                    607,768    594,973     12,795       2.2%


LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Deposits:
  Noninterest-bearing demand                                                   $ 94,472   $ 94,719       (247)     -0.3%
  Interest-bearing demand                                                        44,307     37,937      6,370      16.8%
  Savings                                                                       197,900    186,087     11,813       6.3%
  Time certificates                                                             182,417    195,535    (13,118)     -6.7%
                                                                               --------   --------   --------   --------
Total deposits                                                                  519,096    514,278      4,818       0.9%
Other borrowed funds                                                             26,486     20,647      5,839      28.3%
Accrued interest and other liabilities                                            7,009      6,370        639      10.0%
Company obligated manditorily redeemable cumulative
  trust preferred securities of subsidiary grantor trust                         10,000     10,000         --       0.0%
                                                                               --------   --------   --------   --------
Total liabilities                                                               562,591    551,295     11,296       2.0%

STOCKHOLDERS' EQUITY:
Preferred stock, no par value: authorized 5,000,000 shares: none outstanding
Common stock, no par value:  authorized 20,000,000
  shares, outstanding  4,670,953 and 4,651,056 at
  March 31, 2002 and December 31, 2001                                           24,889     24,538        351       1.4%
Retained Earnings                                                                19,573     18,383      1,190       6.5%
Accumulated other comprehensive income, net of tax                                  715        757        (42)     -5.5%
                                                                               --------   --------   --------   --------
Total stockholders' equity                                                       45,177     43,678      1,499       3.4%

Total Liabilities & Stockholders Equity                                         607,768    594,973     12,795       2.2%

                      North Valley Bancorp and Subsidiaries
                             (dollars in thousands)
                                   (unaudited)

                                                 For the quarter ended March 31,
FINANCIAL RATIOS:                                     2002           2001
-----------------                                -------------------------------
Return on average assets (Reported)                      1.16%          1.09%
Return on average assets (Core)                          1.16%          1.28%
Return on average equity (Reported)                     15.90%         10.54%
Return on average equity (Core)                         15.90%         12.30%
Efficiency ratio (Reported)                             67.16%         68.82%
Efficiency ratio (Core)                                 67.16%         64.09%
Net interest margin (Taxable-equivalent)                 5.20%          5.06%
Average equity to average assets                         7.32%         10.37%

ALLOWANCE FOR LOAN AND
----------------------
LEASE LOSSES:
-------------
Balance beginning of year                           $   5,786      $   4,964
Provision for loan losses                                 420            220
Net charge-offs                                           177              3

Balance end of period                               $   6,029      $   5,181



                                                     At March 31,   At December 31,
                                                         2002            2001
NON-PERFORMING ASSETS:
----------------------
Total nonaccrual loans                                 $    790        $    867
Loans 90 days past due and still accruing                  1520             848

Total nonperforming loans                              $  2,310        $  1,715
Other real estate owned                                     231             287

Total nonperforming assets                             $  2,541        $  2,002

Nonaccrual loans to total gross loans                      0.20%           0.22%
Nonperforming loans to total gross loans                   0.57%           0.43%
Total nonperforming assets to total assets                 0.42%           0.34%

Allowance for loan losses to nonperforming loans         261.00%         337.38%
Allowance for loan losses to total gross loans             1.49%           1.46%
Allowance for loan losses to nonperforming assets        237.27%         289.01%
Ratio of net charge-offs to average loans
outstanding                                                0.18%           0.14%

Total Gross Loans                                       404,440         396,808
Total Assets                                            607,768         594,973
Average Loans Outstanding                               398,156         378,190
Average Assets                                          600,690         562,802
Average Equity                                           43,962          50,850